Exhibit No. 23(a)




                         Consent of Independent Auditors



We consent to the use of our report dated November 16, 2001, incorporated by reference in the Annual Report on Form 10-K of The Valspar Corporation for the year ended October 26, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
July 26, 2002